EXHIBIT H.(XXV)

AMENDMENT NUMBER FIFTEEN

TO FUND ACCOUNTING AGREEMENT

Effective:  May 31, 2011

The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add The Hartford Emerging Markets Local Debt Fund, The Hartford Emerging Markets Research Fund and The Hartford World Bond Fund as new series and to amend and restate Schedule A and Schedule C as attached hereto.

THE HARTFORD MUTUAL FUNDS, INC.

/s/ Tamara L. Fagely
Name:	Tamara L. Fagely
Title:	Vice President, Treasurer and Controller

HARTFORD LIFE INSURANCE COMPANY

/s/ Tamara L. Fagely
Name:	Tamara L. Fagely
Title:	Vice President

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Advisers Fund

The Hartford Balanced Allocation Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Capital Appreciation II Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

The Hartford Corporate Opportunities Fund

The Hartford Disciplined Equity Fund

The Hartford Diversified International Fund

The Hartford Dividend and Growth Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Emerging Markets Research Fund

The Hartford Equity Growth Allocation Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Fundamental Growth Fund

The Hartford Global All-Asset Fund

The Hartford Global Enhanced Dividend Fund

The Hartford Global Growth Fund

The Hartford Global Health Fund

The Hartford Global Real Asset Fund

The Hartford Global Research Fund

The Hartford Growth Allocation Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

The Hartford Money Market Fund

The Hartford Municipal Opportunities Fund

The Hartford Short Duration Fund

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund

The Hartford Strategic Income Fund

The Hartford Target Retirement 2010 Fund

The Hartford Target Retirement 2015 Fund

The Hartford Target Retirement 2020 Fund

The Hartford Target Retirement 2025 Fund

The Hartford Target Retirement 2030 Fund

The Hartford Target Retirement 2035 Fund

The Hartford Target Retirement 2040 Fund

The Hartford Target Retirement 2045 Fund

The Hartford Target Retirement 2050 Fund

The Hartford Total Return Bond Fund

The Hartford Value Fund

The Hartford World Bond Fund

SCHEDULE C

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

Annual Fee Calculated at the following annual rate based on the Aggregate Fund Net Assets:

Global All-Asset Fund and Global Real Asset Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.025%
On Next $5 billion	0.020%
Over $10 billion	0.015%

Emerging Markets Local Debt Fund,

Emerging Markets Research Fund,

World Bond Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.020%
On Next $5 billion	0.018%
Over $10 billion	0.016%

Advisers Fund, Balanced Income Fund, Capital Appreciation Fund, Corporate Opportunities Fund, Diversified International Fund, Floating Rate Fund, Global Enhanced Dividend Fund, High Yield Fund, Inflation Plus Fund, International Growth Fund, International Opportunities Fund, International Small Company Fund, International Value Fund,  Municipal Opportunities Fund, Short Duration Fund, Strategic Income Fund and Total Return Bond Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.018%
On Next $5 billion	0.016%
Over $10 billion	0.014%

Disciplined Equity Fund, Dividend and Growth Fund,

Global Research Fund, Global Growth Fund, Money Market Fund and Small Company Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.016%
On Next $5 billion	0.014%
Over $10 billion	0.012%

Capital Appreciation II Fund, Equity Income Fund,

Global Health Fund, MidCap Fund,

MidCap Value Fund and Value Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.014%
On Next $5 billion	0.012%
Over $10 billion	0.010%

Balanced Allocation Fund, Checks and Balances Fund, Conservative Allocation Fund, Equity Growth Allocation Fund,  Growth Allocation Fund, Small/Mid Cap Equity Fund, Target Retirement 2010 Fund, Target Retirement 2015 Fund, Target Retirement 2020 Fund, Target Retirement 2025 Fund, Target Retirement 2030 Fund, Target Retirement 2035 Fund, Target Retirement 2040 Fund,  Target Retirement 2045 Fund and Target Retirement 2050 Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.012%
Over $5 billion	0.010%

Fundamental Growth Fund

Average Daily Net Assets	Annual Fee
All Assets	0.010%